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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, Registration No. 333-84943, relating to the Company's Deferred Compensation Plan and Stock Compensation Policy for Directors, 1987 Stock Option Plan, 1998 Stock Option Plan and Amended Performance Incentive Plan and previously filed Registration Statement on Form S-8, Registration No. 333-39352, relating to the Company's 2000 Employee Stock Purchase Plan.

                                                         /s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
March 25, 2002